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                                                                    EXHIBIT 4(c)

                             SEARS, ROEBUCK AND CO.
                               3333 BEVERLY ROAD
                        HOFFMAN ESTATES, ILLINOIS  60179


                                                                   July 16, 2002


Sears, Roebuck Acceptance Corp.
3711 Kennett Pike
Greenville, Delaware 19807

Gentlemen:

This is to confirm our agreement ("Extension Agreement") that the term "Debt Securities" as defined in the Fixed Charge Coverage and Ownership Agreement dated as of May 15, 1995 between Sears Roebuck Acceptance Corp. ("SRAC"), and Sears, Roebuck and Co. shall be expanded to include up to $9.5 billion aggregate initial offering price of debt securities to be issued by SRAC under Registration Statement No. 333-92082.

If the foregoing satisfactorily sets forth your understanding of our agreement, please indicate your acceptance by the signature of a duly authorized officer in the space provided below and on the duplicate original of this letter which is enclosed.


                                                  Very truly yours,

                                                  SEARS, ROEBUCK AND CO.



                                                  By:  /s/ Paul J. Liska
                                                       -------------------------
                                                        Paul J. Liska
                                                        Chief Financial Officer



Accepted:

SEARS ROEBUCK ACCEPTANCE CORP.


By:  /s/ Keith E. Trost
   ------------------------
     Keith E. Trost
     President